                                                                  Exhibit 1.1

                                                                  EXECUTION COPY

                          THE TRAVELERS COMPANIES, INC.

               $1,000,000,000 6.25% FIXED-TO-FLOATING RATE JUNIOR
                        SUBORDINATED DEBENTURES DUE 2067

                             Underwriting Agreement

                                                                   March 5, 2007

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
   As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto

c/o   Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, NY 10013

Ladies and Gentlemen:

     The Travelers Companies, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $1,000,000,000 aggregate principal amount of its 6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 having the terms set forth in Schedule 3 hereto (the "Securities"). The Securities will be issued pursuant to a Junior Subordinated Indenture (the "Junior Subordinated Indenture"), as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture" and, together with the Junior Subordinated Indenture, the "Indenture"), each to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee") on the Closing Date (as defined herein).

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), an "automatic shelf registration statement" (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-130323), as amended by the Post-Effective Amendment No. 1 to the Registration Statement. For purposes of this Agreement, the following terms have the specified meanings:

Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in
Schedule 1 hereto at a price equal to 98.742% of the principal amount thereof plus accrued interest, if any, from March 12, 2007 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

          (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

          (c) Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell at 10:00 A.M., New York City time, on March 12, 2007 (the "Closing Date"), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

          (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (each a "Global Security"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. Each Global Security will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. Representations and Warranties of the Company. The Company represents, warrants and agrees (i) on and as of the date hereof, and (ii) on the Closing Date, that:

          (a) An "automatic shelf registration statement" (as defined in Rule 405 of under the Securities Act) on Form S-3 in respect of the Securities (File No. 333-130323) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives.

          (b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

          (c) The Company has been since the time of the initial filing of the Registration Statement, and continues to be, a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act) and has not been, and continues not to be, an "ineligible issuer" (as defined in Rule 405 under the Securities Act), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

          (d) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform, in all material respects to the requirements of the Securities Act. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and no such documents have been filed with the Commission since the close of business of the

     Commission on the business day immediately prior to the date hereof except for such documents which the Company has shared with the Representatives and to which the Representatives have not reasonably objected.

          (e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Neither the Company nor any of its Significant Subsidiaries (as such term is defined under Rule 1-02 of Regulation S-X) has sustained since the date of the latest financial statements included or incorporated by

     Governmental Licenses would not have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the failure to have such Governmental Licenses in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     4. Further Agreements of the Company. The Company agrees with the
Underwriters:

          (a) to prepare each Final Term Sheet, substantially in the form of
     Schedule 3 hereto and approved by the Representatives and file each Final Term Sheet pursuant to Rule 433(d) of the Securities Act within the time period prescribed by such Rule; to prepare the Prospectus, as amended or supplemented, in relation to the Securities in a form approved by the Underwriters and to file or cause to be filed with the Commission such Prospectus, pursuant to Rule 424(b) under the Securities Act, within the time period prescribed by such Rule; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the Closing Date which shall be disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters promptly of any such amendment or supplement after such Closing Date and furnish the Underwriters with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any supplement to the most recent Preliminary Prospectus and the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any

          (e) to make generally available to security-holders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder);

          (f) for a period of 30 days after the date of this Agreement, neither the Company, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Securities.

          (g) to pay the required Commission filing fees related to the Securities within the time period required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

          (h) to execute and deliver the Junior Subordinated Indenture, the First Supplemental Indenture and the Replacement Capital Covenant in the form and substance to the reasonable satisfaction of the Underwriters;

          (i) to apply the net proceeds from the sale of the Securities as described in the most recent Preliminary Prospectus and the Prospectus under the heading "Use of Proceeds";

          (j) not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities; and

          (k) to take all reasonable actions necessary to enable any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a "Rating Agency"), to provide respective ratings of the Securities.

     5. Free Writing Prospectuses.

          (a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) each Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule 2 hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 2 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by an Underwriter through the Representatives for use therein.

          (b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) required to be filed with the Commission, other than the information contained in the Final Term Sheet, without the prior consent of the Company and the Representatives.

          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

     6. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements by the Company herein are, and as of the Closing Date will be, true and correct, and to the condition that the Company shall have performed all of its

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the most recent Preliminary Prospectus, the Prospectus and this Agreement;

          (j) The Company shall have complied with the provisions of Section 4(a) hereof with respect to the filing of the Prospectus and the Final Term Sheets;

          (k) No injunction, judgment, order, decree or other legal or governmental action prohibiting the consummation of the transactions contemplated hereby shall have been issued and remain in effect or shall have been publicly announced by any court or announced, or threatened in writing, by a regulatory agency or other governmental body; and

          (l) The Company shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at such Closing Date, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a), (g) and (h) of this Section and as to such other matters as the Underwriters may reasonably request.

     7.   Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the failure to have an effective Registration Statement relating to the Securities or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to provide the Underwriters

     Section 20 of the Exchange Act, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Underwriters; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

     8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the most recent Preliminary Prospectus and the Prospectus.

     9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in this Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

          (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses. (a) The Company covenants and agrees with the Underwriters that, whether or not the transactions contemplated herein are consummated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the issuance and sale of the Securities, including the reasonable fees and expenses of counsel to the Underwriters preparing such Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 4(b) hereof; (iv) the filing fees in connection with securing any required review by the NASD of the terms of the issuance and sale of the Securities; (v) the cost of preparing the

Securities; (vi) fees, expenses and disbursements of the Trustee, any transfer agent or registrar, any agent of or counsel to any of the foregoing, in connection with the Securities or this Agreement; (vii) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of counsel for the Underwriters other than fees and expenses to be borne by the Company as specified in subsection (ii) above.

          (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

     14. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

          (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at the addresses set forth in this Agreement. Notices to the Company shall be given to it at 385 Washington Street, St. Paul, Minnesota 55102, (fax:
     (651) 310-5853); Attention: General Counsel.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Accepted:

CITIGROUP GLOBAL MARKETS INC.


/s/ Jack D. McSpadden, Jr.
-------------------------------------
Name: Jack D. McSpadden, Jr.
Title: Managing Director


J.P. MORGAN SECURITIES INC.


/s/ Jose Padilla
-------------------------------------
Name: Jose Padilla
Title: Vice President


LEHMAN BROTHERS INC.


/s/ Martin Goldberg
-------------------------------------
Name: Martin Goldberg
Title: Senior Vice President

For themselves and as
Representatives of the Underwriters

                                                                      SCHEDULE 1

                                    Principal Amount of Junior
Underwriters                          Subordinated Debentures
------------                        --------------------------
Citigroup Global Markets Inc.             $  320,000,000
J.P. Morgan Securities Inc.                  270,000,000
Lehman Brothers Inc.                         270,000,000
Deutsche Bank Securities, Inc.                35,000,000
HSBC Securities (USA) Inc.                    35,000,000
Morgan Stanley & Co. Incorporated             35,000,000
Greenwich Capital Markets, Inc.               35,000,000
                                          --------------
Total                                     $1,000,000,000

                                                                      SCHEDULE 2

                        ISSUER FREE WRITING PROSPECTUSES

     Final Term Sheet, dated March 5, 2007, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule 3 hereto.

                                                                      SCHEDULE 3

                          THE TRAVELERS COMPANIES, INC.

                                FINAL TERM SHEET

Issuer:                                  The Travelers Companies, Inc. (Ticker:
                                         TRV)

Title of Security:                       6.25% Fixed-to-Floating Rate Junior
                                         Subordinated Debentures due 2067

Scheduled Maturity Date:                 March 15, 2037, or, if such date is not
                                         a business day, the following business
                                         day

Aggregate Principal Amount:              $1,000,000,000

Final Maturity Date:                     March 15, 2067, or if such date is not
                                         a business day, the following business
                                         day

Interest Rates:                          6.25% per annum to but excluding March
                                         15, 2017, and Three-month LIBOR + 221.5
                                         bp per annum from and including March
                                         15, 2017 until the Final Maturity Date,
                                         unless redeemed or repaid earlier

Interest Payment Dates:                  Each March 15 and September 15 until
                                         March 15, 2017, and thereafter each
                                         March 15, June 15, September 15, and
                                         December 15 until the Final Maturity
                                         Date, unless redeemed or repaid earlier

First Interest Payment Date:             September 15, 2007

Trade Date:                              March 5, 2007

Settlement Date (T+5):                   March 12, 2007

Applicable Spreads for the Purposes of   +50 bp if the redemption is within 90
Calculating Redemption Prices:           days after the occurrence of a tax
                                         event or a rating agency event; and +25
                                         bp in other cases

Benchmark:                               UST 4.625% due February 15, 2017

Benchmark Yield:                         4.505%

Reoffer Spread:                          +178 bp

Reoffer Yield:                           6.285%

Price to Public:                         99.742%

CUSIP:                                   89417EAA7

Joint Book-Running Manager and Sole
Structuring Advisor:                     Citigroup Global Markets Inc.

Joint Book-Running Managers:             J.P. Morgan Securities Inc.
                                         Lehman Brothers Inc.

Co-Managers:                             Deutsche Bank Securities, Inc.
                                         Greenwich Capital Markets, Inc.
                                         HSBC Securities (USA) Inc.
                                         Morgan Stanley & Co. Incorporated

     The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR(R) on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at toll-free 1-877-858-5407, J.P. Morgan Securities Inc. at 1-212-834-4533 (collect) or Lehman Brothers Inc. at toll-free 1-888-603-5847.

                                                                     EXHIBIT A-1

                   [Form of Simpson Thacher corporate opinion]

                                                                     EXHIBIT A-2

              [Form of Simpson Thacher negative assurance letter]

                                                                     EXHIBIT B-1

                  [Form of Bruce Backberg's corporate opinion]

                                                                     EXHIBIT B-2

              [Form of Bruce Backberg's negative assurance letter]